SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                    CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report
(Date of earliest event reported) October 18, 2001
                                  ----------------




                           GENERAL MOTORS CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
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(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                        Identification No.)




   300 Renaissance Center, Detroit, Michigan                 48265-3000
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  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
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ITEM 5. OTHER EVENTS

     On October 18, 2001, Fitch, Inc. issued a news release downgrading the senior unsecured debt of General Motors Corporation (GM) and our financial services subsidiary, General Motors Acceptance Corp. (GMAC). The release is as follows:

      Fitch-NY-October 18, 2001: Fitch has downgraded the senior unsecured debt of General Motors Corporation (GM) and its financial services subsidiary, General Motors Acceptance Corp. (GMAC) to 'A-' from 'A' and the corresponding commercial paper ratings to 'F2' from 'F1' (see below for all entities). The Rating Watch Negative is removed and the Rating Outlook is Negative.

      The downgrades reflect the long-term erosion in GM's competitive position compounded by the recent acceleration in price competition. Although market share for the 'Big Three' has been gradually decreasing for years, incentive spending has picked up markedly during 2001 as industry sales are coming off of a peak in 2000. The increased competition has been most manifest in pricing, with incentive spending by the 'Big Three' greatly outpacing the primary foreign brands. The increased competition, particularly in the light truck segment where GM has been deriving much of its profits, has negatively impacted GM's profitability.

      GM's North American car operations have struggled to achieve adequate returns even through the cyclical upswing. Intense competition from foreign brands, structural cost disadvantages, complex branding strategy, and weak consumer acceptance have contributed to uncertainty regarding GM's long term competitive position in the North American car market.

      Offsetting these declining trends in GM's North American operations has been several successful product programs in various light truck categories. These new product programs have helped GM stem its share erosion in the light truck segment and even gain share in certain high margin sub-categories.

      Outside of North America, Europe continues to be a drain on GM's global operations. The European market faces persistent over-capacity and GM's competitive position has weakened. Fitch does not expect GM's European operation will be a positive cash contributor for the next year or two.

      The Negative Rating Outlook reflects the risk that the keenly competitive pricing environment in North America will continue unabated into 2002 and meaningfully impact the financial conditions of GM even as it maintains share in a declining market. Significant over-capacity in the U.S. market, augmented by weak market conditions and continuing capacity expansion by transplants, is likely to result in the 'Big Three' being forced to bear the brunt of production cutbacks as the industry 'right-sizes' capacity. High cost structures and existing labor contracts at the 'Big Three' are likely to make this process difficult and costly. The potential for continuing losses in its international operations is also factored into the Rating Outlook.

      GM's liquidity is afforded through $8.1 billion of cash for automotive operations (excluding Hughes) and $3 billion of short-term VEBA trust funding at June 30, 2001. Unused bank lines in excess of $5 billion also provide liquidity. In addition, GM has the added flexibility of monetizing its interest in Hughes and retaining it as an additional source of liquidity. While pension funding and OPEB obligations remain a key long term risk factor, GM's recent share contributions and VEBA assets provides them with the flexibility of not contributing cash for the next few years. Significant 'legacy liabilities' (related to closed or divested plants) burden GM relative to its competitors.



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      Fitch expects that current industry dynamics could restrict GM's financial flexibility through the next few years. However, over the intermediate term, GM's scale, liquidity, product development, distribution network, production capacity, and access to capital position the company to weather the difficult market conditions expected as the industry 'right-sizes' capacity. The ability to manage structural costs and achieve adequate returns on capital will remain a significant issue over the longer term.

      The ratings of GMAC are driven off of the ratings of the parent company. As a captive auto finance company, GMAC helps to facilitate the sale of GM cars and trucks on a worldwide basis. The performance of the auto finance unit has remained rather stable, although Fitch has been concerned that margins in this business remain under pressure compared to several years ago. Going forward, Fitch anticipates that GMAC will remain a vital part of the GM organization, although margins are likely to remain under pressure as a result of lower ratings and a shift in the funding profile towards more term borrowings, as well as securitization. Also, returns are likely to be impacted by somewhat higher loss rates as a result of a decline in asset quality, reflective of a weaker economic environment and continued declining residual values on leased automobiles.

      GMAC also continues to maintain an extensive mortgage banking operation. Reported earnings in this business have been good so far in 2001, however, earnings in this business can be volatile, and could be pressured somewhat in the future if the economy weakens further. Fitch requires significant capital to be maintained against the residual assets that are generated in the mortgage banking operation, primarily capitalized mortgage servicing rights and interest-only securities. These assets potentially drain financial resources, funding and equity, away from the core financing operation.

      Ratings Downgraded:

      General Motors Corporation
      -- Senior debt 'A' to 'A-';
      -- Commercial paper 'F1' to 'F2'.

      General Motors Acceptance Corp.
      -- Senior debt 'A' to 'A-';
      -- Commercial paper 'F1' to 'F2';
      -- Euro commercial paper 'F1' to 'F2'.

      General Motors Acceptance Corp. of Canada, Ltd.

      GMAC, Australia (Finance) Ltd.

      General Motors Acceptance Corp. (U.K.) plc

      GMAC International Finance B.V.

      Opel Bank GmbH
      -- Senior debt 'A' to 'A-';
      -- Euro medium-term notes 'A' to 'A-';
      -- Short-term debt 'F1' to 'F2';
      -- Euro commercial paper 'F1' to 'F2'.

      GMAC Commercial Mortgage Bank, (Ireland), plc
      -- Euro commercial paper 'F1' to 'F2';
      -- Short-term certificates of deposit 'F1' to 'F2'.




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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    October 19, 2001
        ----------------
                                       By
                                            /s/Peter R. Bible
                                            -------------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)




















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